THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") . THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of the Depositary to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



REGISTERED                                                        $
NUMBER

CUSIP
NUMBER  904677 AE 1                          SEE REVERSE FOR CERTAIN DEFINITIONS
                                                       AND ADDITIONAL PROVISIONS


                                   UNIFI, INC.

                         6 1/2% NOTE DUE 2008, SERIES B

        UNIFI, INC., a company duly organized and existing under the laws of the State of New York (herein called the "Company," which term includes any successor Company under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of ___________ MILLION DOLLARS on February 1, 2008, and to pay interest on said principal sum, semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 1998, at the rate of 6 1/2% per annum. The interest so payable, and punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this
Note) is registered at the close of business on January 15 or July 15, respectively, preceding such interest payment date. Interest shall be calculated based on a 360-day year consisting of twelve 30-day months.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.


Attest:                               UNIFI, INC.


_____________________________         By:_________________________________
Secretary                                    Willis C. Moore, III
                                             Senior Vice President and
                                                Chief Financial Officer
[CORPORATE SEAL]

                          CERTIFICATE OF AUTHENTICATION

        The undersigned, as Trustee, certifies that this is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                      FIRST UNION NATIONAL BANK,
                                         as Trustee


Dated: __________, 1998

                                      By:___________________________________
                                          Authorized Signatory
                                      Title:________________________________

                             [Reverse Side of Note]

                                   UNIFI, INC.
                         6 1/2% NOTE DUE 2008, SERIES B

        This Note is one of a duly authorized series of Securities of the Company unlimited in aggregate principal amount issued and to be issued under an Indenture dated as of February 5, 1998 (herein called the "Indenture"), between the Company and First Union National Bank (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes designated as the Company's 6 1/2% Notes due 2008, Series B (herein called the "Notes"), which are unsecured obligations of the Company and are limited in aggregate principal amount to $250,000,000. First Union National Bank initially has been appointed Security Registrar, Authenticating Agent and Paying Agent in connection with the Notes.

        The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        The Notes are redeemable in whole or in part at any time at the option of the Company at a redemption price, plus accrued interest to the date of redemption, equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined in the Indenture) plus 20 basis points.

        "Treasury Yield" means, with respect to any redemption date applicable to the Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means, with respect to the Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        "Independent Investment Banker" means, with respect to the Notes offered hereby, Credit Suisse First Boston Corporation or, if such firm is unwilling or unable to select the applicable

Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

        "Comparable Treasury Price" means, with respect to any redemption date applicable to the Notes, (i) the average of the applicable Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such applicable Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means, with respect to the Notes offered hereby, Credit Suisse First Boston Corporation; PROVIDED HOWEVER, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        The Company shall not be required to make mandatory redemption payments with respect to the Notes.

        Notice of redemption will be sent by first-class mail at least 30 days but not more than 60 days before the redemption date to each holder whose Notes are to be redeemed at the holder's registered address. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in fully registered form without interest coupons in denominations of $1,000 and any integral multiple in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

        The principal of and interest on the Notes are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company in New York, New York or such other places that the Company shall designate as provided in the Indenture; PROVIDED, HOWEVER, that interest may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address last appearing on the Security Register of the Company relating to the Notes. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

        If any interest payment date or maturity date for a Note falls on a day that is not a Business Day, the interest payment date or maturity date will be the following day that is a Business Day, and the payment of interest or principal will be made on such next Business Day as if it were made on the date such payment was due, and no additional interest will accrue on the amount so payable for the period from and after such interest payment date or maturity date.

        No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        If an Event of Default (as defined in the Indenture) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon an Event of Default, the Depositary will exchange the Global Security for certificated notes in definitive form, which it will distribute to its Participants and which will bear the legends appearing on the face of this Note.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company with the consent of the holders of not less than a majority of the aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency or to make any change that would not adversely affect the legal rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder, including certain other such changes specified in the Indenture.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of the obligations of the Company under the Notes and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations, or a combination thereof, for the payment of principal and interest on the Notes in accordance with the terms of the Indenture.

        The Notes shall be dated the date of their authentication.

        The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by the Depositary will evidence ownership of the Notes, with transfers of ownership effected on the records of the Depositary and its participants pursuant to rules and procedures established by the Depositary and its participants. The Company will recognize Cede & Co., as nominee of the Depositary, while the registered owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of the Depositary will be the responsibility of the Depositary, and transfer of principal and interest to beneficial owners of the Notes by participants of the Depositary will be the responsibility of such participants and other nominees of such beneficial owners. The Company will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by the Depositary, its participants or persons acting through such participants.

        Transfers of Notes in Europe may be effected through the facilities of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system, in accordance with the rules and procedures established by such depositary.

        THE INDENTURE, THE REGISTRATION RIGHTS AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                                   ----------

        The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          --  as tenants in common
TEN ENT          --  as tenants by the entireties
JT TEN           --  as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- _________ Custodian _________
                       (Cust)             (Minor)
                       under Uniform Gifts to Minors
                       Act __________ (State)

                      Additional abbreviations may also be used though not in the above list.

                                   ----------

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

      PLEASE INSERT SOCIAL SECURITY OR
 OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
(Name and Address of Assignee, including zip code, must be printed or typewritten.)


_____________________________________________________________________ the within
Note, and all rights thereunder, hereby irrevocably constituting and appointing


_____________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:__________________


                               _________________________________________________




        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.